Exhibit 8(a)(vii)(a)
AMENDMENT TO THE
PARTICIPATION AGREEMENT AMONG
GOLDMAN SACHS VARIABLE INSURANCE TRUST,
GOLDMAN, SACHS & CO.,
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY &
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT is made and entered into as of the 1st day of May, 2014, by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST,  (the “Trust”), GOLDMAN, SACHS & CO., (the “Distributor”), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, and LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, (collectively, the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein.

WITNESSETH:

WHEREAS, Trust and Distributor have entered into an Participation Agreement with the Company, dated December 1, 2008 (the "Agreement"), which is incorporated herein by reference;

WHEREAS, Article XI of said Agreement provides that the Agreement may only be amended by written agreement signed by all of the parties; and

WHEREAS, Trust, Distributor and Company desire to amend Schedule 1B of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

   1. Amendment of Provisions in Article VI.  Section 6.1 and 6.2 of the Agreement are hereby deleted in their entirety and replaced with the following:

6.1.           Section 817(h).  The Trust will at all times invest money from the Contracts in such a manner as to ensure that each Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section and Regulation or successors thereto.  The Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply and will not be able to comply within the grace period afforded by Treasury Regulation 1.817-5.

6.2           Subchapter M.  The Trust shall maintain the qualification of each Fund as a regulated investment company (under Subchapter M of the Code or any successor or similar provision), and the Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify and will not be able to qualify within the grace period afforded by Section 851 of the Code.

     2. Schedule 1B is hereby deleted in its entirety and replaced with the attached Schedule 1B.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date:            4/25/14                             By: /s/ Greg Wilson
Name: Greg Wilson
Title:  Managing Director

GOLDMAN, SACHS & CO.

Date:            4/25/14                              By: /s/ Greg Wilson
Name: Greg Wilson
                                                            Title: Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date: 4/30/14                                         By: /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Date: 4/30/14                                         By: /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President

Schedule 1B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds/Share Classes	1933 Act Registration Number	Type of Product Supported by Account
Lincoln ChoicePlus Assurance (A Class)	All Series of Goldman Sachs VIT Funds/Service Class	333-138190	Variable Annuity

Lincoln ChoicePlus Assurance (B Class)	All Series of Goldman Sachs VIT Funds/Service Class	333-149434	Variable Annuity

Lincoln Ensemble III VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144272	Variable Universal Life

Lincoln Ensemble Accumulator VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144271	Variable Universal Life
Lincoln Ensemble Protector VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144269	Variable Universal Life

Lincoln Ensemble II VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144274	Variable Universal Life

Lincoln Ensemble Exec VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144273	Variable Universal Life

Lincoln Ensemble Exec VUL 2006	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144268	Variable Universal Life

Lincoln Ensemble SVUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144270	Survivorship Variable Universal Life

Pilot Classic Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144276	Variable Annuity

Pilot Elite Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144277	Variable Annuity

Allegiance Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144278	Variable Annuity

Lincoln ChoicePlus Assurance (A Class) (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-145531	Variable Annuity

Lincoln ChoicePlus Assurance (B Class) (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-149449	Variable Annuity

CVUL/CVUL Series III CVUL Series III ES	All Series of Goldman Sachs VIT Funds/Service Class	333-72875	Variable Universal Life

LCV4 ES	All Series of Goldman Sachs VIT Funds/Service Class	333-104719	Variable Universal Life

LCV5 ES/LCC VUL	All Series of Goldman Sachs VIT Funds/Service Class	333-125790	Variable Universal Life

CVUL Series III ES (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141777	Variable Universal Life

LCV4 ES (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141773	Variable Universal Life

LCV5 ES/LCC VUL (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141769	Variable Universal Life

Lincoln ChoicePlus Fusion	All Series of Goldman Sachs VIT Funds/Service Class	333-174367	Variable Annuity

Lincoln ChoicePlus Fusion (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-176213	Variable Annuity

Lincoln Investor AdvantageSM	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Class Goldman Sachs VIT Strategic Income Fund- Advisor Class	333-193272	Variable Annuity

Lincoln Investor AdvantageSM Fee-Based	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Class Goldman Sachs VIT Strategic Income Fund- Advisor Class	333-193273	Variable Annuity

Lincoln Investor AdvantageSM RIA	Goldman Sachs VIT Money Market Fund – Institutional Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Institutional Class Goldman Sachs VIT Strategic Income Fund – Institutional Class	333-193274	Variable Annuity

Lincoln Investor AdvantageSM (For New York)	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Class Goldman Sachs VIT Strategic Income Fund- Advisor Class	333-193276	Variable Annuity

Lincoln Investor AdvantageSM Fee-Based (For New York)	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Class Goldman Sachs VIT Strategic Income Fund- Advisor Class	333-193277	Variable Annuity

Lincoln Investor AdvantageSM RIA (For New York)	Goldman Sachs VIT Money Market Fund- Institutional Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Institutional Class Goldman Sachs VIT Strategic Income Fund – Institutional Class	333-193278	Variable Annuity